UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2013 Bonus Awards

On May 23, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of NeoPhotonics Corporation (the “Company”) awarded discretionary cash bonus awards payable to certain of the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)) for performance related to the fiscal year 2013 in the amounts set forth below.

Named Executive Officer	2013 Bonus Award
Timothy S. Jenks, President and Chief Executive Officer	$136,000
Dr. Raymond Cheung, Senior Vice President and Chief Operating Officer	70,000	(1)
Dr. Wupen Yuen, Senior Vice President of Product and Technology Development	55,000
Benjamin L. Sitler, Senior Vice President of Global Sales and Product Management	48,000

(1)	Calculated in U.S. dollars at the applicable exchange rate. Dr. Cheung’s actual bonus will be paid in Chinese RMB.

2014 Target Bonus

On May 23, 2014, the Compensation Committee also approved target bonuses for 2014 for its “named executive officers” in the amounts set forth below.

Named Executive Officer	2014 Target Bonus Percentage(1)	2014 Target Bonus Amount(2)
Timothy S. Jenks, President and Chief Executive Officer	75%	$300,000
Clyde R. Wallin, Senior Vice President and Chief Financial Officer	40	114,000
Dr. Raymond Cheung, Senior Vice President and Chief Operating Officer	40	133,547	(3)
Dr. Wupen Yuen, Senior Vice President of Product and Technology Development	40	110,000
Benjamin L. Sitler, Senior Vice President of Global Sales and Product Management	40	106,000

(1)	Target bonuses percentages are expressed as a percentage of 2014 base salary.
(2)	To the extent the applicable base salary is adjusted in 2014, the dollar amount resulting from the target bonus percentage would be adjusted for the pro rata portion of the year in which the adjusted salary applies.
(3)	The Target Bonus Amount is calculated in U.S. dollars at the applicable exchange rate and Dr. Cheung’s actual bonus, if any, will be paid in RMB.

The Compensation Committee structured target bonuses for the fiscal year 2014 so that payouts would be determined based in part on achievement against corporate objectives, including:

•	Non-GAAP net income from operations for the fiscal year 2014; and

•	Completion of research and development product platforms expected to generate profitable revenue in fiscal year 2015 and beyond.

For target bonuses for the fiscal year 2014, the Compensation Committee established performance goals for each of the above metrics that are aligned with corporate objectives. While these various performance goals were selected, they are merely non-binding guidelines to be used as one factor in determining the actual bonuses earned.

The Compensation Committee may in its discretion award up to fifty percent (50%) of the final earned 2014 bonuses to senior management and U.S. director level employees in the form of restricted stock units.

It is expected that, in the first quarter of 2015, the Compensation Committee will review the Company’s fiscal year 2014 corporate performance against each of the corporate goals and other aspects of corporate and individual performance to determine any actual bonus awards for performance related to the fiscal year 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer